Exhibit 1.1

EXECUTION VERSION

$100,000,000

U.S. SHIPPING PARTNERS L.P.

U.S. SHIPPING FINANCE CORP.

13% Senior Secured Notes due 2014

PURCHASE AGREEMENT

August 1, 2006

LEHMAN BROTHERS INC.
CIBC WORLD MARKETS CORP.
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

                    U.S. Shipping Partners L.P., a Delaware limited partnership (the “Partnership”), and U.S. Shipping Finance Corp., a Delaware corporation (“Finance Corp.”, and together with the Partnership, the “Issuers”), propose, upon the terms and conditions set forth herein, to issue and sell to Lehman Brothers Inc. and CIBC World Markets Corp., as the initial purchasers (collectively, the “Initial Purchasers”), $100,000,000 in aggregate principal amount of their 13% Senior Secured Notes due 2014 (the “Notes”).  The Notes will (i) have terms and provisions that are summarized in the Preliminary Offering Memorandum (as defined below) and the Offering Memorandum (as defined below) and (ii) are to be issued pursuant to an Indenture (the “Indenture”) to be entered into among the Issuers, the Guarantors (as defined below) and Wells Fargo Bank, N.A., as trustee (in such capacity, the “Trustee”).  The Issuers’ obligations under the Notes, including the due and punctual payment of interest on the Notes, will be unconditionally guaranteed (the “Guarantees”) by each of the entities listed on Schedule II hereto (each, a “Guarantor” and collectively, the “Guarantors”).  The Notes and the Guarantees are referred to collectively herein as the “Securities.”

                    The Issuers and the Guarantors have agreed to secure the Notes and the Guarantees by granting to Wells Fargo Bank, N.A., as the collateral agent (in such capacity, the “Collateral Agent”), for the benefit of the holders of the Notes, a second priority security interest in (i) (x) all of the Vessels now owned by the Issuers and the Guarantors and (y) any Vessel hereafter acquired to the extent that such Vessel also secures indebtedness incurred under the new amended and restated credit facility (or any refinancing thereof); (ii) the ATB Escrow Account (as defined below); and (iii) all proceeds of and all other amounts arising from the collection, sale, lease, exchange, assignment, licensing or other disposition (including, without limitation, as a result of an event of loss) or realization upon the Collateral described in clauses (i) and (ii) above, subject to certain exceptions, as described in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Description of the Notes — Security for the Notes” (the “Collateral”) and as evidenced by a security agreement among the obligors party thereto and the Collateral Agent to be dated as of the Closing Date (the “Security Agreement”) and certain mortgages encumbering the vessels set forth on Schedule III hereto (the “Vessels”), in each case, to be dated the Closing Date (the “Mortgages” and, collectively with all agreements, deeds of trust, instruments, documents, pledges or filings executed in connection with granting, or that otherwise evidence, a Lien on the Collateral, including the Security Agreement and the Collateral Control Agreement (as defined below), the “Collateral Documents”).

                    Concurrent with the issue and sale of the Securities, (i) the Issuers, the Guarantors, Canadian Imperial Bank of Commerce, New York Agency, as administrative agent (the “Administrative Agent”), KeyBank National Association, as collateral agent, and the lenders party thereto will enter into a senior secured term loan facility for up to $250,000,0000 (the “Term Loan Facility”), a senior secured revolving line of credit for up to $40,000,000 (the “Revolving Credit Facility”) and a senior secured draw down credit facility for up to $60,000,000 (the “Draw Down Facility,” and together with the Term Loan Facility, and the Revolving Credit Facility, the “Credit Facilities”), (ii) USS Product Carriers LLC and certain third party investors will enter into a limited liability company agreement (the “Joint Venture Agreement”) to form USS Products Investor LLC (the “Joint Venture”) to finance the construction of up to nine refined petroleum product/crude oil tankers, (iii) the Joint Venture will enter into a senior revolving note credit facility for up to $325,000,000 (the “Joint Venture Credit Facility”), (iv) the Partnership and certain third party investors will enter into a purchase agreement (the “Equity Purchase Agreement) in connection with the issuance and sale of common partnership units and of Class B partnership units of the Partnership (collectively, the “Private Equity Units”) to such third party investors, together with the issuance and sale of general partner units to the General Partner (as defined below), for an aggregate amount of $75,000,000 in gross proceeds (the “Private Equity Placement”), (v) the Partnership will deposit $182,636,000 into an escrow account (the “ATB Escrow Account”) pursuant to the Second Amended and Restated Cash Collateral Control Agreement dated as of the Closing Date (the “Collateral Control Agreement”), among the Issuers, the Guarantors, the Administrative Agent, the Collateral Agent, KeyBank National Association, as collateral agent under the Credit Facilities (in such capacity, the “Bank Collateral Agent”) and escrow agent (in such capacity, the “Escrow Agent”), and McDonald Investments, Inc., as securities intermediary, and (vi) the Partnership will deposit $65,000,000 (using a portion of the net proceeds received from the issue and sale of the Securities, the net proceeds received from the Private Equity Placement and/or borrowings under the Credit Facilities) in an escrow account pursuant to an Escrow Agreement to be dated as of the Closing Date (the “Escrow Agreement”) among the Issuers and Bank Collateral Agent, which will be used to support a letter of credit (the “Letter of Credit”) issued to secure the JV Equity Purchase (as defined below).  This Agreement, the Indenture, the Notes, the Exchange Notes (as defined below), the Guarantees, the Exchange Guarantees (as defined below), the Registration Rights Agreement (as defined below), the Equity Purchase Agreement, the Joint Venture Agreement, the Joint Venture Credit Facility, the Credit Facilities, the Collateral Documents and the Intercreditor Agreement are referred to in this Agreement collectively as the “Operative Documents.”  The term “Transactions” in this Agreement refers collectively to (i) the issuance and sale of the Securities, (ii) the Private Equity Placement, (iii) the execution and delivery of the Credit Facilities, (iv) application of the use of the proceeds of the preceding clauses (i) through (iii), and (v) the formation of and financing (including the execution and delivery of the Joint Venture Credit Facility and the JV Equity Purchase) of the

Joint Venture to finance the construction of up to nine refined petroleum product/crude oil tankers, in each case, as disclosed and contemplated in the Preliminary Offering Memorandum and Offering Memorandum.

                    On the Closing Date, the Partnership shall use a portion of the net proceeds from the issue and sale of the Securities (together with $250,000,000 of borrowings by the Partnership under the Credit Facilities and $75,000,000 of gross proceeds received by the Partnership in connection with the Private Equity Placement) to (a) refinance all of the outstanding borrowings under the Second Amended and Restated Credit Agreement, dated as of November 3, 2004 by and among the Partnership, and the other borrowers named therein, Canadian Imperial Bank of Commerce, New York Agency, as administrative agent and letter of credit issuer, KeyBank National Association, as the collateral agent, and the lenders party thereto (the “Existing Credit Facility”), (b) deposit $65,000,000 into an escrow account to support the obligation of USS Product Carriers LLC, an indirectly wholly-owned subsidiary of the Partnership, to purchase Class B Membership Interests in the Joint Venture (the “JV Equity Purchase”), and (c) deposit $182,636,000 into the ATB Escrow Account pursuant to the Collateral Control Agreement.

                    US Shipping General Partner LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), is a wholly owned direct subsidiary of United States Shipping Master LLC, a Delaware limited liability company (“Shipping Master”).  The Issuers and the Guarantors are referred to collectively herein as the “Shipping Entities.”

                    This is to confirm the agreement concerning the purchase of the Securities from the Issuers and the Guarantors by the Initial Purchasers.

          1.       Preliminary Offering Memorandum and Offering Memorandum.  The Notes will be offered and sold (or in the case of the Guarantees, issued) to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption pursuant to Section 4(2) under the Act.  The Issuers and the Guarantors have prepared a preliminary offering memorandum dated July 19, 2006 (as disseminated prior to the Execution Time (as defined below) and as supplemented by the pricing supplement (the “Pricing Supplement”) disseminated prior to the Execution Time (as defined below) and attached hereto as Exhibit E, the “Preliminary Offering Memorandum”), and an offering memorandum dated August 1, 2006 (the “Offering Memorandum”), setting forth inform regarding the Shipping Entities, the Notes, the Exchange Notes, the Guarantees, the Exchange Guarantees and the other Operative Documents.  The Issuers and the Guarantors hereby confirm that they have authorized the use of the Preliminary Offering Memorandum (including, without limitation, the Pricing Supplement) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers.  For purposes hereof, the “Execution Time” means 5:30 p.m. New York City time on the date of this Agreement.

                    Any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include the Partnership’s most recent Annual Report on Form 10-K and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be.  Any reference to the Preliminary Offering Memorandum or the Offering  Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, and prior to such specified date.  All documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, or any amendment or supplement thereto, are hereinafter called the “Exchange Act Reports.”  The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

                    It is understood and acknowledged that upon original issuance thereof, and until such time as the transfer of same is no longer restricted without registration under the applicable requirements of the Act, the Notes (and all securities issued in exchange therefor, in substitution thereof) shall bear the following legend (along with such other legends as required by the Indenture):

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5)  IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES.”

                    The Initial Purchasers have advised the Issuers and the Guarantors that they will make offers (the “Exempt Resales”) of the Securities purchased by the Initial Purchasers hereunder on the terms set forth in the Preliminary Offering Memorandum and the Offering Memorandum, in each case, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Act (“QIBs”) purchasing for their own account or for the account of another QIB and

(ii) outside the United States to certain persons in offshore transactions in reliance on Regulation S under the Act.  Those persons specified in clauses (i) and (ii) are referred to herein as the (“Eligible Purchasers”).  The Initial Purchasers will offer the Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof.  Such price may be changed at any time without notice.

                    Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the registration rights agreement in the form of Exhibit A hereto (the “Registration Rights Agreement”) among the Issuers, the Guarantors and the Initial Purchasers to be dated August 7, 2006 (the “Closing Date”), for so long as such Securities constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement).  Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors will agree to file with the Commission under the circumstances set forth therein, (i) a registration statement under the Act (the “Exchange Offer Registration Statement”) relating to the Issuers’ 13% Senior Secured Notes due 2014 (the “Exchange Notes”) and the Guarantors’ guarantees thereof (the “Exchange Guarantees,” and, collectively with the Exchange Notes, the “Exchange Securities”) to be offered in exchange for, respectively, the Notes and the Guarantees (such offer to exchange being referred to as the “Exchange Offer”) and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement”) together with the Exchange Offer Registration Statement, the “Registration Statements”) relating to the resale by certain holders of the Securities and to use their reasonable best efforts to cause such Registration Statements to be declared effective.

          2.       Representations, Warranties and Agreements of Shipping Entities.  Each of the Shipping Entities, jointly and severally, represents and warrants to, and agrees with, the Initial Purchasers as follows:

                    (a)          When the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A(d)(3) under the Act) as securities of the Issuers or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act, or that are quoted in a United States automated inter-dealer quotation system.

                    (b)          None of the Shipping Entities nor any of their subsidiaries is, or after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Preliminary Offering Memorandum and the Offering Memorandum will be, (i) an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), or (ii) a “public utility company,” “holding company” or a “subsidiary company” of a “holding company” under the Public Utility Holding Company Act of 1935, as amended.

                    (c)          Assuming the offer and sale of the Securities in the manner contemplated by this Agreement and the accuracy of the Initial Purchasers’ representations set forth in Section 3(b) hereof, the offer, sale and resale of the Securities pursuant hereto (including pursuant to the Exempt Resales) will be exempt from the registration requirements under the Act.

                    (d)          No form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Act) was used by the Shipping Entities or any of their respective representatives (other than the Initial Purchasers, as to whom the Shipping Entities make no representation) in connection with the offer and sale of the Securities contemplated hereby.

                    (e)          No form of general solicitation or general advertising was used by the Shipping Entities or any of their respective representatives (other than the Initial Purchasers, as to whom the Shipping Entities make no representation) with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Shipping Entities, any affiliate of the Shipping Entities and any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Shipping Entities make no representation) have complied with and will implement the “offering restrictions” requirements of Regulation S under the Act in connection with the offering of Securities outside the United States to non-U.S. persons, and in connection therewith, the Preliminary Offering Memorandum and the Offering Memorandum contain the disclosure required by Rule 902(g)(2) under the Act.  None of the Shipping Entities nor any of their respective affiliates nor any person acting on their behalf (other than the Initial Purchasers, as to whom the Shipping Entities make no representation) has taken or will take any action to cause the offering or sale of the Securities to violate any provision of Regulation S under the Act.

                    (f)          Assuming the offer and sale of the Securities in the manner contemplated by this Agreement and the accuracy of the Initial Purchasers’ representations set forth in Section 3(b) hereof, prior to the effectiveness of any Registration Statement, it is not necessary to qualify the Indenture in respect of the Securities under the Trust Indenture Act of 1939, as amended (the “TIA”).

                    (g)          The Securities sold in reliance on Regulation S under the Act will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day distribution compliance period referred to in Rule 903(c)(3) under the Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements under the Act.

(h) The sale of the Securities pursuant to Regulation S under the Act is not part of a plan or scheme by the Shipping Entities to evade the registration provisions of the Act.

                    (i)          Each certificate signed by any officer of any of the Shipping Entities in connection with this Agreement, the Notes, the Guarantees, the Indenture, the Collateral Documents or the Registration Rights Agreement and delivered to the Initial Purchasers or counsel for the Initial Purchasers at the closing shall be deemed to be a representation and warranty by such Shipping Entity to the Initial Purchasers as to the matters covered thereby.

                    (j)          Each of the Preliminary Offering Memorandum, as of the Execution Time, and the Offering Memorandum, as of its date and the Closing Date, contains all the information specified in, and meeting the requirements of Rule 144A(d)(4) under the Act.

                    (k)          The Preliminary Offering Memorandum and the Offering Memorandum have been prepared by the Issuers and the Guarantors for use by the Initial Purchasers in connection with the Exempt Resales.  No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued and, to the knowledge of any of the Shipping Entities, no proceeding for that purpose has commenced or is pending or contemplated.

                    (l)          The Preliminary Offering Memorandum, as of the Execution Time, the Exchange Act Reports as of their respective dates and the Closing Date (as updated by subsequent Exchange Act Reports, the Preliminary Offering Memorandum and the Offering Memorandum), and the Offering Memorandum, as of its date and the Closing Date, did not and will not at any time contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this clause (l) shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Partnership in writing by the Initial Purchasers expressly for inclusion therein.

                    (m)          The statistical and market-related, customer-related and industry-related data included under the captions “Summary,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Preliminary Offering Memorandum and the Offering Memorandum are based on or derived from sources that the Shipping Entities believe to be reliable and accurate in all material respects.

                    (n)          Each of the Shipping Entities has been duly formed or incorporated, as the case may be, is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, limited liability company under the Delaware Limited Liability Act, or corporation under the Delaware General Corporation Law, as the case may be, in good standing under the laws of its jurisdiction of formation or incorporation with full partnership, limited liability company or corporate, as the case may be, power and authority to own or lease its properties and conduct its business as described in the Preliminary Offering Memorandum and the Offering Memorandum, is duly registered or qualified and is in good standing as a foreign limited partnership, limited liability company or corporation, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary except where the failures to so register or qualify would not, either individually or in the aggregate, be reasonably expected to have a material adverse effect on the condition (financial or otherwise), business, prospects, earnings, assets, properties or results of operation of the Partnership and its subsidiaries, taken as a whole (a “Material Adverse Effect”); the General Partner has all necessary limited liability company power and authority to act as general partner of the Partnership.

                    (o)          Immediately after the consummation of the Transactions and the other transactions contemplated by the other Operative Documents, as of March 31, 2006, the Partnership would have had, on a consolidated basis, an outstanding capitalization as set forth in the Preliminary Offering Memorandum and the Offering Memorandum, all of the issued common and subordinated units of the Partnership (other than those units issued in connection with the Private Equity Placement) and the limited partner interests represented thereby have been duly authorized and validly issued and are fully paid and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), and the Private Equity Units to be issued in connection with the Private Equity Placement and the limited partner interests represented thereby will have been validly issued, fully paid and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) as of the Closing Date; and all of the issued shares of capital stock or member interests, as the case may be, of each subsidiary of the Partnership have been duly authorized and validly issued and are fully paid and non-assessable (in the case of subsidiaries that are limited liability companies, except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act) and are, immediately after the consummation of the Transactions and the other transactions contemplated by the Operative Documents, owned directly or indirectly by the Partnership, free and clear of all liens, encumbrances, security interests, charges or other claims (collectively, “Liens”), other than Liens existing under the Credit Facilities and the Joint Venture Credit Facility, in each case, as described in the Preliminary Offering Memorandum and Offering Memorandum.

                    (p)          Each of the Issuers and each of the Guarantors has all requisite partnership, limited liability company or corporate power and authority, as the case may be, to enter into the Indenture.  The Indenture has been duly and validly authorized by each of the Issuers and each of the Guarantors, and on the Closing Date, will have been validly executed and delivered by each Issuer and Guarantor.  When the Indenture has been duly executed and delivered by each Issuer and Guarantor, assuming due authorization, execution and delivery by the Trustee, the Indenture will constitute the valid and legally binding agreement of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms, except as such enforceability may be limited (i) by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) as to rights of indemnification and contribution, by principles of public policy.  On the Closing Date, the Indenture will conform to the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

(q) On the Closing Date, the Indenture will conform in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

                    (r)          Each of the Issuers has all requisite partnership or corporate power and authority, as the case may be, to issue and sell the Notes.  The Notes have been duly and validly authorized by each of the Issuers and, on the Closing Date, will have been validly executed and delivered by each Issuer.  When the Notes have been duly issued, executed and authenticated in accordance with the terms of the Indenture, upon delivery of the Global Securities representing the Notes to the Trustee as custodian for The Depository Trust Company (“DTC”) against payment therefor in accordance with the terms hereof, the Notes will be validly issued and delivered and will constitute valid and legally binding obligations of the Issuers entitled to the benefits of the Indenture, enforceable against the Issuers in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(s) On the Closing Date, the Notes will conform in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

                    (t)          Each of the Issuers has all requisite partnership or corporate power and authority, as the case may be, to issue the Exchange Notes.  The Exchange Notes have been duly and validly authorized by each of the Issuers.  When the Exchange Notes are duly issued, executed and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, the Exchange Notes will constitute valid and legally binding obligations of the Issuers entitled to the benefits of the Indenture, enforceable against the Issuers in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (u)          Each of the Guarantors has all requisite limited liability company or corporate power and authority, as the case may be, to issue the Guarantees.  The Guarantees have been duly and validly authorized by each of the Guarantors and, on the Closing Date, will have been validly executed and delivered by each such Guarantor.  When the Guarantees have been duly issued, executed and delivered by the Guarantors in accordance with the terms of the Indenture and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance and delivery of the Notes in the sale to the Initial Purchasers contemplated by this Agreement, the Guarantees endorsed thereon will constitute valid and legally binding obligations of the Guarantors, entitled to the benefits of the Indenture, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(v) On the Closing Date, the Guarantees will conform in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

                    (w)          Each of the Guarantors has all requisite limited liability company or corporate power and authority, as the case may be, to issue the Exchange Guarantees.  The Exchange Guarantees have been duly and validly authorized by each of the Guarantors.  When the Exchange Guarantees are duly issued, executed and delivered by the Guarantors in accordance with the terms of the Indenture and upon the due execution and authentication of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes in the Exchange Offer contemplated by the Registration Rights Agreement, the Exchange Guarantees will constitute valid and legally binding obligations of the Guarantors, entitled to the benefits of the Indenture, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (x)          Each of the Issuers and each of the Guarantors has all requisite partnership, limited liability company or corporate power and authority, as the case may be, to enter into the Registration Rights Agreement.  The Registration Rights Agreement has been duly and validly authorized by each of the Issuers and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by each of the Issuers and each of the Guarantors.  When the Registration Rights Agreement has been duly executed and delivered by each Issuer and Guarantor in accordance with the terms thereof, the Registration Rights Agreement (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) will constitute the valid and legally binding agreement of each of the Issuers and each of the Guarantors in accordance with the terms thereof, enforceable against each of the Issuers and each of the Guarantors in accordance with its terms, except as such enforceability may be limited (i) by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, (ii) as to rights of indemnification and contribution, by principles of public policy.

(y) On the Closing Date, the Registration Rights Agreement will conform in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

                    (z)          Each of the Issuers and each of the Guarantors has all requisite partnership, limited liability company or corporate power and authority, as the case may be, to enter into the Credit Facilities.  The Credit Facilities have been duly and validly authorized by each of the Issuers and the Guarantors and, on the Closing Date, will have been duly executed and delivered by each of the Issuers and the Guarantors.  When the Credit Facilities have been duly executed and delivered by each of the Issuers and the Guarantors in accordance with the terms thereof, the Credit Facilities (assuming the due authorization, execution and delivery thereof by the lenders and agents party thereto) will constitute the valid and legally binding agreement of each of the Issuers and the Guarantors in accordance with the terms thereof, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, (ii) as to rights of indemnification and contribution, by principles of public policy.

(aa) On the Closing Date, the Credit Facilities will conform in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

                    (bb)          Each of the Issuers and each of the Guarantors has all requisite partnership, limited liability company or corporate power and authority, as the case may be, to enter into the Collateral Control Agreement.  The Collateral Control Agreement has been duly and validly authorized by each of the Issuers and the Guarantors and, on the Closing Date, will have been duly executed and delivered by each of the Issuers and the Guarantors.  When the Collateral Control Agreement has been duly executed and delivered by each of the Issuers and the Guarantors in accordance with the terms thereof, the Collateral Control Agreement (assuming the due authorization, execution and delivery thereof by the lenders and agents party thereto) will constitute the valid and legally binding agreement of each of the Issuers and the Guarantors in accordance with the terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(cc) On the Closing Date, assuming the due authorization and execution of the Joint Venture Agreement by the Class A Members (as defined in the Joint Venture

Agreement as in effect on the Closing Date), the Joint Venture will have been duly formed, validly existing as a limited liability company under the Delaware Limited Liability Act in good standing under the laws of Delaware with full limited liability company power and authority to own or lease its properties and conduct its business as described in the Preliminary Offering Memorandum and the Offering Memorandum, duly registered or qualified and in good standing as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary except where the failure to so register or qualify would not, either individually or in the aggregate, have a Material Adverse Effect.

                    (dd)          Product Carriers has all requisite limited liability company power and authority to enter into the Joint Venture Agreement.  The Joint Venture Agreement has been duly and validly authorized by Product Carriers, and on the Closing Date, will have been validly executed and delivered by Product Carriers.  When the Joint Venture Agreement has been duly executed and delivered by Product Carriers on the Closing Date, assuming due authorization, execution and delivery by the other parties thereto, the Joint Venture Agreement will constitute the valid and legally binding agreement of Product Carriers, enforceable against Product Carriers in accordance with its terms, except as such enforceability may be limited (i) by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) as to rights of indemnification and contribution, by principles of public policy.

                    (ee)          The Joint Venture has all requisite limited liability company power and authority to enter into the Joint Venture Credit Facility.  The Joint Venture Credit Facility has been duly and validly authorized by the Joint Venture, and on the Closing Date, will have been validly executed and delivered by the Joint Venture.  When the Joint Venture Credit Facility has been duly executed and delivered by the Joint Venture on the Closing Date, assuming due authorization, execution and delivery by the other parties thereto, the Joint Venture Credit Facility will constitute the valid and legally binding agreement of the Joint Venture, enforceable against the Joint Venture in accordance with its terms, except as such enforceability may be limited (i) by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) as to rights of indemnification and contribution, by principles of public policy.

                    (ff)          On the Closing Date, the Joint Venture Agreement will conform in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum and all material terms of the Joint Venture Agreement and all material information relating to the Joint Venture will be described in the Preliminary Offering Memorandum and the Offering Memorandum.

                    (gg)          None of the Shipping Entities nor any of their subsidiaries is required to make any contributions to, or otherwise provide credit support for, the Joint Venture, except as described in the Preliminary Offering Memorandum and the Offering Memorandum.

                    (hh)          The Partnership has all requisite partnership power and authority to enter into the Equity Purchase Agreement.  The Equity Purchase Agreement has been duly and validly authorized by the Partnership and, on the Closing Date, the Equity Purchase Agreement will have been duly executed and delivered by the Partnership, assuming due authorization, execution and delivery by the other parties thereto, and will constitute the valid and legally binding agreement of the Partnership in accordance with the terms thereof, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, (ii) as to rights of indemnification and contribution, by principles of public policy.

                    (ii)          The Partnership has all requisite partnership power and authority, to issue and sell the Private Equity Units pursuant to the Equity Purchase Agreement.  The Private Equity Units have been duly and validly authorized by the Partnership and, on the Closing Date, will have been validly executed and delivered by the Partnership.

                    (jj)          Each of the Shipping Entities has all requisite partnership, limited liability or corporate power and authority, as the case may be, to enter into this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by each of the Shipping Entities.  None of the issue and sale of the Securities by each of the Issuers and each of the Guarantors nor the execution, delivery, performance and compliance by each of the Issuers and each of the Guarantors with all of the provisions of this Agreement and the other Operative Documents and the consummation of the Transactions and the other transactions contemplated by the Operative Documents (i) conflicts or will conflict with or constitutes or will constitute a violation of any agreement of limited partnership, limited liability company agreement, certificate of incorporation or bylaws or other organized documents of any Issuer, Guarantor or any of their subsidiaries, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of or a default (or an event that, with notice or lapse of time or both would constitute such a default) under any indenture, contract, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Partnership or any of its subsidiaries is a party or by which any of them or any of their respective properties may be bound, (iii) assuming the offer and sale of the Securities in the manner contemplated by this Agreement and the accuracy of the Initial Purchasers’ representations set forth in Section 3(b) hereof, violates or will violate any applicable statute, law or regulation, or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over the Partnership or any of its subsidiaries or any of their respective properties, in a proceeding to which any of them or their property is a party, (iv) results or will result in the creation or imposition of any Lien, charge or encumbrance upon any property or assets of the Partnership or any of its subsidiaries (except pursuant to or as contemplated by the terms of the Indenture, the Collateral Documents, the Credit Facilities and the Joint Venture Credit Facility, in each case, as described in the Preliminary Offering Memorandum and Offering Memorandum), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv) above would, individually or in the aggregate, have a Material Adverse Effect.

                    (kk)          As of the Closing Date, neither the Partnership, USS Product Carriers LLC nor the Joint Venture will be in violation or breach of the Joint Venture Agreement.  The Joint Venture Agreement will be in full force and effect as of the Closing Date.

                    (ll)          Neither the Shipping Entities, any of their subsidiaries (as applicable) nor, to the knowledge of the Shipping Entities, any other party to the Shipping Contracts (as defined below) is in default (and no event has occurred which with lapse of time or notice or action by a third party could result in a default) in any material respect in the performance of or compliance with (i) the contract for the construction of tank barges between USS ATB 1 LLC and Bay Shipbuilding Co., dated February 16, 2006 (the “Bay Contract”), (ii) the contract for the construction of the tug designated Hull 932 between USS ATB 1 LLC and Eastern Shipbuilding Group, Inc., dated February 16, 2006 (the “ATB1 Contract”), (iii) the contract for the construction of the tug designated Hull 932 between USS ATB 2 LLC and Eastern Shipbuilding Group, Inc., dated February 16, 2006 (the “ATB2 Contract”), and (iv) the contract for the construction of nine double-hulled petroleum products/crude oil tankers between USS Product Carriers LLC and National Steel and Shipbuilding Company, dated March 14, 2006, as amended, restated and supplemented (the “NASSCO Contract,” and together with the Bay Contract, the ATB1 Contract and the ATB2 Contract, the “Shipping Contracts”). Each of the Shipping Contracts is in full force and effect as of the date hereof and will be in full force and effect as of the Closing Date.

                    (mm)  Product Carriers has all requisite limited liability company power and authority to enter into the NASSCO Contract.  The NASSCO Contract has been duly and validly authorized, executed and delivered by Product Carriers.  The NASSCO Contract constitutes and, as of the Closing Date, will constitute, the valid and legally binding agreement of Product Carriers, enforceable against Product Carriers in accordance with its terms, except as such enforceability may be limited (i) by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) as to rights of indemnification and contribution, by principles of public policy.  As of the Closing Date, the NASSCO Contract with respect to the first five vessels will have been assigned to the Joint Venture in accordance with its terms and as disclosed and contemplated in the Preliminary Offering Memorandum and the Offering Memorandum.

                    (nn)          The Joint Venture is not (i) in violation of its limited liability company agreement or other organizational documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease, contract or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Shipping Entities to perform their obligations under this Agreement or the Operative Documents, or to consummate the other Transactions contemplated by this Agreement or the other Operative Documents. To the knowledge of the Shipping Entities, no third party to any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument to which the Joint Venture is a party or by which it is bound or to which any of its properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

                    (oo)          No consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over the Shipping Entities or any of their subsidiaries or any of their respective properties is required in connection with (i) the offering, issuance and sale by the Issuers and the Guarantors of the Securities, (ii) the execution, delivery and performance of this Agreement and the Operative Documents by the Shipping Entities party thereto, (iii)  the consummation by the Shipping Entities of the Transactions and the other transactions contemplated by the Operative Documents, except for (A) the filing of any Registration Statement by the Issuers and the Guarantors with the Commission pursuant to the Act as required by the Registration Rights Agreement and qualification of the Indenture under the TIA in connection with the issuance of the Exchange Notes, (B) the filing of any registration statement with the Commission pursuant to the Act as required by the registration rights agreement executed and delivered pursuant to the Equity Purchase Agreement, (C) such consents, approvals, authorizations, registrations, filings or qualifications required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers and the issuance of the Exchange Notes and Exchange Guarantees and the issuance and sale of units pursuant to the Equity Private Placement, (D) such consents that have been, or prior to the Closing Date will be, obtained, (E) such filings as may be required under the Credit Facilities, the Joint Venture Credit Facility, the Collateral Documents and the Indenture to perfect security interests and to foreclose on such security interests, (F) such consents as may be required under the Shipping Act of 1916 in connection with any sale, lease, or charter resulting in a transfer or other change in ownership of the Vessels and (G) for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

                    (pp)          Except as set forth in the Preliminary Offering Memorandum and the Offering Memorandum, there are no contracts, agreements or understandings between any Shipping Entity and any person granting such person the right to require any Issuer or any Guarantor to file a registration statement under the Act with respect to any securities of any Issuer or any Guarantor (other than the Registration Rights Agreement and the registration rights agreement executed and delivered pursuant to the Equity Purchase Agreement) owned or to be owned by such person or to require any Issuer or any Guarantor to include such securities in the securities registered pursuant to the Registration Rights Agreement or in any securities being registered pursuant to any other registration statement filed by any Issuer or any Guarantor under the Act.

                    (qq)          During the six-month period preceding the date of the Offering Memorandum, none of the Shipping Entities nor any of their affiliates (as defined in Rule 501(b) of Regulation D under the Act) has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Initial Purchasers hereunder.  None of the Shipping Entities nor any of their affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly or through any agent (other than the Initial Purchasers or any affiliate of the Initial Purchasers, as to which no representation is made), sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of any security (as defined in the Act) that is currently or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Act.

                    (rr)          None of the Issuers, the Guarantors nor any of their subsidiaries has sustained since the date of the latest audited financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Preliminary Offering Memorandum and the Offering Memorandum. Except as disclosed or contemplated in the Preliminary Offering Memorandum and the Offering Memorandum, subsequent to the respective dates as of which such information is given in the Preliminary Offering Memorandum and the Offering Memorandum, (i) none of the Shipping Entities nor any of their subsidiaries has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Partnership and its subsidiaries, taken as a whole, (ii) there has not been any material change in the capitalization or material increase in the short—term debt or long—term debt of the Partnership nor any of its subsidiaries and (iii) there has not been any material adverse change, or any development involving or which could reasonably be expected to involve, individually or in the aggregate, a prospective Material Adverse Effect on the Partnership and any of its subsidiaries taken as a whole.

                    (ss)          The historical financial statements (including the related notes and supporting schedules) included in the Preliminary Offering Memorandum and the Offering Memorandum (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods and have been prepared in accordance with U.S. generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The selected financial and operating data set forth in the Preliminary Offering Memorandum and the Offering Memorandum (and any amendment or supplement thereto) under the captions “Summary Selected Historical Financial Data and Operating Data” and “Selected Financial Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements, as applicable, from which it has been derived.

                    (tt)          The second fiscal quarter of 2006 financial data regarding voyage revenues and EBITDA included in the Preliminary Offering Memorandum and the Offering Memorandum under the headings “Summary–Second Quarter Fiscal 2006 Preliminary Results” (i) was determined by the Partnership with a reasonable basis and in good faith and (ii) has been prepared in accordance with Article 10 of Regulation S-X of the Securities Act.  Neither the Issuers nor any of the Guarantors have any reason to believe that the actual voyage revenues or EBITDA for the second fiscal quarter of 2006 will be below the voyage revenues or EBITDA set forth in the Preliminary Offering Memorandum and the Offering Memorandum.

                    (uu)          PricewaterhouseCoopers, LLP, who have audited and certified certain financial statements of the Partnership, whose report appears in the Preliminary Offering Memorandum and the Offering Memorandum and who have delivered the initial letters referred to in Sections 8(f) and (8)(g) hereof, are independent registered public accountants as required by the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board during the periods covered by the financial statements on which they reported contained in the Preliminary Offering Memorandum and the Offering Memorandum.

                    (vv)          The Partnership and each of its subsidiaries has good and marketable title to all real property and good title to all personal property described in the Preliminary Offering Memorandum and the Offering Memorandum, and are the sole owners of the Vessels, which real and personal property, including the Vessels, are in each case free and clear of all Liens and encumbrances except for (A) such Liens arising under the Indenture, the Collateral Documents, the Credit Facilities, the Existing Credit Facility and the Joint Venture Credit Facility, in each case, as described in the Preliminary Offering Memorandum and the Offering Memorandum, and (B) such Liens as do not materially affect the value of such property taken as a whole and do not materially interfere with the use made in the past and proposed to be made in the future of such property by the Partnership and each of its subsidiaries as described in the Preliminary Offering Memorandum and the Offering Memorandum; and all assets held under lease by the Partnership and each of its subsidiaries are held by the Partnership and each of its subsidiaries under valid, subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law)), with such exceptions as do not materially interfere with the use made in the past and proposed to be made in the future of such property and buildings by the Partnership and each of its subsidiaries as described in the Preliminary Offering Memorandum and the Offering Memorandum.

                    (ww)          The Shipping Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate and reasonably customary in the businesses in which each is engaged; no Shipping Entity has received a written notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date; the Shipping Entities are in compliance in all material respects with the terms of such policies and instruments; and no Shipping Entity has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                    (xx)          The Shipping Entities and each of their subsidiaries own or possess, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses, except where the failure to possess such rights would not have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any written notice of any claim of conflict with, any such rights of others.

                    (yy)          No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Shipping Entity or any of its subsidiaries or their property is pending or, to the knowledge of the Shipping Entities threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or any of the Operative Documents or the consummation of any of the Transactions or the other transactions contemplated by the Operative Documents or (ii) could reasonably be expected to have a Material Adverse Effect.

                    (zz)          There are no contracts or other documents which would be required to be described in a prospectus or included in or filed as an exhibit to a registration statement on Form S-1 under the Securities Act that have not been described in the Preliminary Offering Memorandum and the Offering Memorandum or filed with the Commission, as the case may be.

                    (aaa)          No relationship, direct or indirect, that would be required to be described in an issuer’s registration statement pursuant to Item 404 of Regulation S-K, exists between or among any Shipping Entity, on the one hand, and the directors, officers, stockholders, other affiliates, customers or suppliers of any Shipping Entity (including, without limitation, the Joint Venture), on the other hand, that has not been described in the Preliminary Offering Memorandum and the Offering Memorandum or the documents incorporated by reference therein.

                    (bbb)          No labor problem or dispute with the employees of the Shipping Entities or any of their subsidiaries exists or, to the knowledge of the Shipping Entities or any of their subsidiaries, is threatened or imminent, and none of the Shipping Entities nor any of their subsidiaries is aware of any existing or imminent labor disturbance by the employees of any of their principal suppliers, contractors (including, without limitation, in connection with the Shipping Contracts), customers, that could have a Material Adverse Effect; and there are no significant unfair labor practice complaints pending against the Shipping Entities or any of their subsidiaries or, to the knowledge of the Shipping Entities, threatened against any of them.

                    (ccc)          Each Shipping Entity is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Shipping Entity would have any material liability; no Shipping Entity has incurred and does not reasonably expect to incur material  liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which any Shipping Entity would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and to the knowledge of the Shipping Entities) nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                    (ddd)          Each of the Shipping Entities has filed all foreign, federal, state and local tax returns that are required to be filed through the date hereof, which returns are complete and correct in all material respects, or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

                    (eee)          Except as contemplated by the Operative Documents and as disclosed in the Preliminary Offering Memorandum the Offering Memorandum, from the date of the Preliminary Offering Memorandum through the date hereof, no Shipping Entity has (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on the Partnership’s common or subordinated units, other than the minimum quarterly distribution in respect of our common units, Class B units and general partnership units.

                    (fff)          Each Shipping Entity (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are reasonably designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the Partnership’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date 90 days prior to the date of the Partnership’s most recent annual or quarterly report; and (iii) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of its disclosure controls and procedures, the Partnership is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls.

                    (ggg)          None of the Shipping Entities (i) is in violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate of incorporation or bylaws or other organizational documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease, contract or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or could reasonably be expected to materially impair the ability of any of the Shipping Entities to perform their obligations under this Agreement or the Operative Agreements. To the knowledge of the Shipping Entities, no third party to any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument to which any of the

Shipping Entities is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

                    (hhh)          No Shipping Entity, nor, to the knowledge of the Shipping Entities, any director, officer, agent, employee or other person associated with or acting on behalf of any Shipping Entity, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate, partnership or limited liability company funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                    (iii)          Each of the Shipping Entities is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) has not received notice of any actual or potential liability under any Environmental Law, except where such non—compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect.  None of the Shipping Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.  In the ordinary course of its business, each Shipping Entity periodically reviews the effect of Environmental Laws on the business, operations and properties of such Shipping Entity and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean—up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such most recent review each of the Shipping Entities has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

                    (jjj)          None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

                    (kkk)          No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed any Issuer or Guarantor that it is considering imposing) any condition (financial or other) on any Issuer or Guarantor retaining any rating assigned to any Issuer or Guarantor, or any securities of such Issuer or Guarantor or (ii) has indicated to any Issuer or Guarantor that it is considering (1) the downgrading, suspension, or withdrawal of, or review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (2) any change in the outlook for any rating of any Issuer or Guarantor or any securities of the Issuers or Guarantors.

                    (lll)          The statements set forth in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Notes, the Guarantees, the Indenture and the Registration Rights Agreement, and under the captions “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Management,” “Certain Relationships and Related Party Transactions,” “Description of Other Indebtedness,” “United States Federal Income Tax Considerations,” “Plan of Distribution,” and “Notice to Investors,” insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize in all material respects the matters described therein.

                    (mmm)           The Shipping Entities have not, directly or indirectly, taken any action (other than actions taken by the Initial Purchasers as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum) designed to or that would constitute or that could reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Shipping Entities to facilitate the sale or resale of the Securities.

                    (nnn)          The minute books and records of the Shipping Entities relating to proceedings of their respective unitholders, boards of directors, and committees of their respective boards of directors, as the case may be, made available to Milbank, Tweed, Hadley & McCloy LLP, counsel for the Initial Purchasers, are their original minute books and records or are true, correct and complete copies thereof, with respect to all proceedings of said unitholders, boards of directors and committees since January 1, 2003 through the date hereof.  In the event that definitive minutes have not been prepared with respect to any proceedings of such shareholders, boards of directors or committees, as the case may be, the Shipping Entities have provided Milbank, Tweed, Hadley & McCloy LLP with originals or true, correct and complete copies of draft minutes or written agendas relating thereto, which drafts and agendas, if any, reflect all material events that occurred in connection with such proceedings.

(ooo) The Partnership is subject to Section 13 or 15(d) of the Exchange Act.

                    (ppp)          All indebtedness of the Issuers and the Guarantors that will be repaid with the proceeds of the issuance and sale of the Securities (together with borrowings by the Partnership under the Credit Facilities and the net proceeds received by the Partnership in connection with the Private Equity Placement) was incurred, and, as of the Closing Date, the indebtedness represented by the Securities (together with borrowings by the Partnership under the Credit Facilities and the net proceeds received by the Partnership in connection with the Private Equity Placement) will be incurred, for proper purposes and in good faith and each of the Issuers and each of the Guarantors was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Securities (together with borrowings by the Partnership under the Credit Facilities and the net proceeds received by the Partnership in connection with the Private Equity Placement), and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Securities, the borrowings by the Partnership under the Credit Facilities and the net proceeds received by the Partnership in connection with the Private Equity Placement) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Securities (together with borrowings by the Partnership under the Credit Facilities and the net proceeds received by the Partnership in connection with the Private Equity Placement), and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Securities, the borrowings by the Partnership under the Credit Facilities and the net proceeds received by the Partnership in connection with the Private Equity Placement) sufficient capital for carrying on their respective businesses and were, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Securities (together with borrowings by the Partnership under the Credit Facilities and the net proceeds received by the Partnership in connection with the Private Equity Placement), and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Securities, the borrowings by the Partnership under the Credit Facilities and the net proceeds received by the Partnership in connection with the Private Equity Placement) able to pay their respective debts as they mature.

                    (qqq)          No action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents, the issuance of the Securities, the consummation of the other Transactions, or suspends the sale of the Securities in any jurisdiction referred to in Section 5(f) hereof; and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Partnership or any of its subsidiaries which would prevent or suspend the issuance or sale of the Securities in any jurisdiction referred to in Section 5(f) hereof.

                    (rrr)          Each of the Shipping Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Preliminary Offering Memorandum and the Offering Memorandum, subject to such qualifications as may be set forth in the Preliminary Offering Memorandum and the Offering Memorandum and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Shipping Entities has fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained in the Preliminary Offering Memorandum and the Offering Memorandum, and no event has occurred, to the knowledge of the Shipping Entities, that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non—renewals, non—issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect and, except as described in the Preliminary Offering Memorandum and the Offering Memorandum, none of such permits contains any restriction that is materially burdensome to the Shipping Entities, taken as a whole.

                    (sss)          The operations of each Shipping Entity are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all  jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Shipping Entity with respect to the Money Laundering Laws is pending or, to the knowledge of the Shipping Entities, threatened.

                    (ttt)          None of the Shipping Entities nor, to the knowledge of the Shipping Entities, any director, officer, agent, employee or affiliate of the Shipping Entities, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Shipping Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

                    (uuu)          No subsidiary of the Partnership (other than Product Carriers and the Joint Venture) is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s equity securities, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Preliminary Offering Memorandum or Offering Memorandum or the documents incorporated by reference therein.

(vvv) The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes—Oxley Act of 2002 that are in effect.

                    (www)          Each of the Shipping Entities is at the date of this Agreement and at the Closing Date will be, a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916 for the purpose of operating the Vessels in the trades in which the Shipping Entities propose to operate the Vessels (a “U.S. Citizen”). Each Vessel is eligible in all respects to be documented for and to engage in the coastwise trade of the United States.

                    (xxx)          Each of the Shipping Entities is at the date of this Agreement and at the Closing Date will be, in compliance in all material respects with all applicable provisions of the Merchant Marine Act of 1920 (the “Jones Act”).

                    (yyy)          Each of the Shipping Entities has all requisite partnership, limited liability company or corporate power and authority, as the case may be, to enter into the Intercreditor Agreement among the Issuers, the Guarantors, the Trustee and the Collateral Agent, to be dated as of the Closing Date (the “Intercreditor Agreement”).  The Intercreditor Agreement has been duly and validly authorized by each of the Issuers and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by each of the Issuers and each of the Guarantors.  When the Intercreditor Agreement has been duly executed and delivered by each Issuer and Guarantor in accordance with the terms thereof, the Intercreditor Agreement (assuming the due authorization, execution and delivery thereof by the Trustee and the Collateral Agent) will constitute the valid and legally binding agreement of each of the Issuers and each of the Guarantors in accordance with the terms thereof, enforceable against each of the Issuers and each of the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(zzz) On the Closing Date, the Intercreditor Agreement will conform in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

                    (aaaa)          Each of the Shipping Entities has all requisite partnership, limited liability company or corporate power and authority, as the case may be, to enter into each of the Collateral Documents.  Each of the Collateral Documents has been duly and validly authorized by each of the Issuers and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by each of the Issuers and each of the Guarantors.  When each of the Collateral Documents has been duly executed and delivered by each Issuer and Guarantor in accordance with the terms thereof, such Collateral Document (assuming the due authorization, execution and delivery thereof by the parties thereto) will constitute the valid and legally binding agreement of each of the Issuers and each of the Guarantors in accordance with the terms thereof, enforceable against each of the Issuers and each of the Guarantors in accordance with its terms, except as such enforceability may be limited (i) by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(bbbb) On the Closing Date, each of the Collateral Documents will conform in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

                    (cccc)          On the Closing Date, the provisions of the Collateral Documents will have been effective to create, in favor of the Collateral Agent, legal, valid and enforceable second priority Liens on or in all of the Collateral (other than the Vessels)

intended to be covered thereby; and all necessary recordings and filings will have been made in all necessary public offices and all other necessary and appropriate action will have been taken so that the Liens created by the Collateral Documents will constitute perfected Liens on or in the Collateral (other than the Vessels) intended to be covered thereby, prior to the Liens of all third persons (other than the First Priority Liens (as defined in the Indenture)), and all necessary consents to the creation, effectiveness, priority and perfection of each such Lien will have been obtained, except to the extent that the failure to obtain such consent would not have, individually or in the aggregate, a Material Adverse Effect.

                    (dddd)          Each of the Mortgages, when executed and delivered by each of the Issuers and the Guarantors party thereto on or prior to the Closing Date and duly recorded with the United States Coast Guard National Vessel Documentation Center within 90 days after the Closing Date, will create, in favor of the Collateral Agent for the benefit of the Trustee on behalf of the respective holders of the Notes, (i) valid and enforceable preferred mortgage Liens on the Vessels and prior to the Liens of all third persons (other than preferred maritime liens as set out in 46 U.S.C. 31301(5) and the First Priority Liens (as defined in the Indenture), and Liens arising after the date hereof and prior to the date the Mortgages are filed and recorded). Each of the Issuers and the Guarantors, as applicable, is the sole beneficial owner of the Collateral in which it will grant a Lien (including a mortgage Lien) pursuant to the Collateral Documents and no Lien will exist upon such Collateral, except for Liens to be permitted under the Indenture.

                    (eeee)          On the Closing Date, each Lien (other than the Mortgages) created pursuant to the Collateral Documents will constitute a perfected security interest of the ranking set forth in the Preliminary Offering Memorandum and the Offering Memorandum in the Collateral in which any of the Issuers or any Guarantor, as applicable, grants a Lien pursuant to the Collateral Documents, subject to any First Priority Liens that arise between the date hereof and the date the Mortgages are filed and recorded.

                    (ffff)          Upon the filing and recording of the Mortgages with the United States Coast Guard National Vessel Documentation Center within 90 days of the Closing Date, each mortgage Lien on the Vessels created pursuant to the Collateral Documents will constitute a perfected security interest of the ranking set forth in the Preliminary Offering Memorandum and the Offering Memorandum in the Collateral in which any of the Issuers or any Guarantor, as applicable, grants a Lien pursuant to the Collateral Documents.

                    Each of the Shipping Entities acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 thereof, counsel to the Issuers and the Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

          3.       Purchase of the Securities by the Initial Purchasers, Agreements to Sell, Purchase and Resell.

                    (a)          The Issuers and the Guarantors, jointly and severally, hereby agree, on the basis of the representations, warranties and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Shipping Entities herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of 97.50% of the principal amount thereof, the principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto.  The Issuers and the Guarantors shall not be obligated to deliver any of the Securities to be delivered hereunder except upon payment for all of the Securities to be purchased as provided herein.

                    (b)          Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Issuers that such Initial Purchaser will offer the Securities for sale upon the terms and conditions set forth in this Agreement and in the Preliminary Offering Memorandum and the Offering Memorandum.  Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Issuers that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities; (ii) is purchasing the Securities pursuant to a private sale exempt from registration under the Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Securities only from, and will offer to sell the Securities only to, the Eligible Purchasers in accordance with this Agreement, Rule 144A or Rule 903 under the Act, and on the terms contemplated by the Offering Memorandum; and (iv) will not offer or sell the Securities, nor has it offered or sold the Securities by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) and, with respect to Securities sold outside the United States to non-U.S. purchasers in reliance on Regulation S under the Act, will not engage in any directed selling efforts within the meaning of Rule 902 under the Act, in connection with the offering of the Securities.  The Initial Purchasers have advised the Issuers that they will offer the Notes to Eligible Purchasers at a price initially equal to 100% of the aggregate principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes.  Such price may be changed by the Initial Purchasers at any time thereafter without notice.

          Each of the Initial Purchasers understands that the Issuers, the Guarantors and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8(c) hereof, counsel to the Issuers and the Guarantors and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and the Initial Purchasers hereby consent to such reliance.

          4.        Delivery of the Securities and Payment Therefor.  Delivery to the Initial Purchasers of and payment for the Securities shall be made at the office of Milbank, Tweed,

Hadley & McCloy LLP at One Chase Manhattan Plaza, New York, New York 10005, at 9:00 A.M., New York City time, on the Closing Date.  The place of closing for the Securities and the Closing Date may be varied by agreement between the Initial Purchasers and the Issuers.

                    The Securities will be delivered to the Initial Purchasers, or the Trustee as custodian for DTC, against payment by or on behalf of the Initial Purchasers of the purchase price therefor, by wire transfer in immediately available funds to such account or accounts as the Partnership shall specify to Lehman Brothers Inc. prior to the Closing Date, by causing DTC to credit the Securities to the account of the Initial Purchasers at DTC.  The Securities will be evidenced by one or more global securities in definitive form (the “Global Securities”) and/or by additional definitive securities, and will be registered, in the case of the Global Securities, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date.  The Securities to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

          5.       Agreements of the Shipping Entities.  Each of the Shipping Entities, jointly and severally, agrees with each of the Initial Purchasers as follows:

                    (a)          The Issuers and the Guarantors will furnish to the Initial Purchasers, without charge, such number of copies of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto as they may reasonably request.

                    (b)          None of the Issuers nor the Guarantors will make any amendment to or supplement to the Preliminary Offering Memorandum or the Offering Memorandum without the prior consent of the Initial Purchasers, which consent will not be unreasonably withheld.

                    (c)          Each of the Issuers, each of the Guarantors and the General Partner consents to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the Initial Purchasers and by dealers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by the Issuers and the Guarantors.  Each of the Shipping Entities consents to the use of the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the Initial Purchasers and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.

                    (d)          If, at any time prior to completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of any of the Issuers or any of the Guarantors or in the opinion of counsel for the Initial Purchasers, should be set forth in the Preliminary Offering Memorandum or the Offering Memorandum so that the Preliminary Offering Memorandum or the Offering Memorandum does not include any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Preliminary Offering Memorandum or the Offering Memorandum in order to comply with any applicable law, the Shipping Entities will prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

                    (e)          Each of the Issuers and each of the Guarantors will arrange, if necessary, for the qualification of the Securities for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall any Issuer or any Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                    (f)          For a period of 90 days from the date of the Offering Memorandum, none of the Issuers or Guarantors will, directly or indirectly, sell, offer to sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition in the future of), any debt securities of the Issuers, the Guarantors or any of their respective subsidiaries, except (i) in exchange for the Exchange Notes and the Exchange Guarantees in connection with the Exchange Offer, (ii) with the prior consent of Lehman Brothers Inc. or (iii) loans pursuant to the Revolving Credit Facility.

                    (g)          The Partnership will furnish or make available to the holders of the Securities annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. Any report, document or other information required to be furnished or made available under this paragraph shall be furnished or made available as soon as practicable after such report, document or information becomes publicly available.  Any annual or quarterly report filed with the Commission pursuant to the Electronic Data Gathering and Retrieval System shall be deemed to be made available to the holders of the Securities.

                    (h)          If this Agreement terminates or is terminated after execution and delivery pursuant to any provisions hereof or if this Agreement is terminated by the Initial Purchasers because of any failure or refusal on the part of any Shipping Entity to comply with the terms or fulfill any of the conditions of this Agreement, the Shipping Entities agree to reimburse the Initial Purchasers for all out-of-pocket expenses (including reasonable fees and expenses of its counsel) reasonably incurred by the Initial Purchasers in connection herewith, but without any further obligation on the part of the Issuers or the Guarantors for loss of profits or otherwise.  Notwithstanding the foregoing, the Shipping Entities shall not be required to reimburse the Initial Purchasers if this Agreement is terminated as a result of the conditions in Section 8(t) hereof not being satisfied.

                    (i)          The Issuers will use the net proceeds received by them from the sale of the Securities and the other Transactions in the manner specified in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Use of Proceeds.”

                    (j)          Except as stated in this Agreement and in the Preliminary Offering Memorandum and the Offering Memorandum, none of the Shipping Entities nor any of their respective affiliates has taken, nor will any of them take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the any Issuer to facilitate the sale or resale of the Securities.  Except as permitted by the Act, none of the Shipping Entities nor any of their subsidiaries will distribute any offering material in connection with the Exempt Resales.

                    (k)          The Issuers and the Guarantors will use their reasonable best efforts to permit the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages (PORTALSM) Market (the “PORTALSM Market”) securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTALSM Market and to permit the Securities to be eligible for clearance and settlement through DTC.

                    (l)          From and after the Closing Date, so long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Issuers and the Guarantors will furnish or make available to holders of the Securities and prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resale of the Securities.

                    (m)          During the period of two years after the Closing Date or until such earlier time when all the Securities are registered under the Act, neither of the Issuers nor any of the Guarantors will, or will permit, any of their “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

                    (n)          Each of Shipping Entities and their subsidiaries agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Securities.

(o) In connection with the offering of the Securities, until the Initial Purchasers shall have notified the Issuers of the completion of the resale of the

Securities, the Shipping Entities will not, and will use their reasonable best efforts to cause their controlled affiliates not to, either alone or with one or more other persons, offer or sell the Securities in the United States (i) by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act or (ii) with respect to any such securities sold in reliance on Rule 903 under the Act, by means of any directed selling effort within the meaning of Rule 902 under the Act or otherwise in violation of the offering restriction requirements of Regulation S under the Act.

                    (p)          Each of the Issuers and each of the Guarantors agree to comply with all the terms and conditions of the Registration Rights Agreement and all agreements set forth in the representation letter of the Issuers and the Guarantors to DTC relating to the approval of the Securities by DTC for “book entry” transfer.

                    (q)          Each of the Shipping Entities will take such steps as shall be necessary to ensure that none of the Shipping Entities nor any of their subsidiaries becomes an “investment company” as defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

                    (r)          Each of the Shipping Entities will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Securities.

                    (s)          Each of the Shipping Entities will comply in all material respects with all applicable securities laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use their reasonable best efforts to cause such entities’ directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

          6.          No Fiduciary Duty.  Each of the Shipping Entities acknowledges and agrees that in connection with this offering and sale of the Securities or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (i) no fiduciary or agency relationship between any Shipping Entity and any other person, on the one hand, and the Initial Purchasers, on the other, exists; (ii) the Initial Purchasers are not acting as an advisor, expert or otherwise to any of the Shipping Entities, including, without limitation, with respect to the determination of the terms and offering price of the Securities, and such relationship between the Shipping Entities, on the one hand, and the Initial Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Initial Purchasers may have to the Shipping Entities shall be limited to those duties and obligations specifically stated herein; and (iv) the Initial Purchasers and their respective affiliates may have interests that differ from those of Shipping Entities.  Each of the Shipping Entities hereby waives any claims that such Shipping Entity may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the issuance and sale of the Securities.

          7.          Expenses.  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Shipping Entities, jointly and severally, agree to pay the following costs and expenses and all other costs, expenses, fees and taxes incident to the performance by the Shipping Entities of their obligations hereunder, including: (i) the preparation, printing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Partnership’s accountants and counsel); (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of the Operative Documents, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (including, without limitation, the reasonable legal fees and expenses of the Initial Purchasers’ counsel incurred in connection with any of the foregoing plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky Memoranda); (iii) the issuance and delivery by the Issuers of the Notes and by the Guarantors of the Guarantees and any taxes payable in connection therewith; (iv) the qualification of the Securities and Exchange Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification); (v) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested by the Initial Purchasers for use in connection with the Exempt Resales; (vi) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof); (vii) the application for quotation of the Securities in the PORTALSM  Market (including all disbursements and listing fees); (viii) the approval of the Securities by DTC for “book-entry” transfer (including the fees and expenses of the Issuers’ and the Guarantors’ counsel); (ix) the rating of the Securities and the Exchange Securities; (x) the fees and expenses of the Trustee, any agent of the Trustee and the reasonable fees of counsel for each of the Trustee in connection with the relevant Operative Documents and any related documents; (xi) the performance by the Partnership and the Guarantors of their obligations under this Agreement; and (xii) all travel expenses (including expenses related to chartered aircraft) of the Initial Purchasers and the Issuers’ officers and employees and any other expenses of the Initial Purchasers and the Issuers in connection with attending or hosting meetings with prospective purchases of the Securities.

          8.          Conditions to Initial Purchasers’ Obligations.  The obligations of the Initial Purchasers to purchase the Securities pursuant to Section 3(a) hereof are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of each of the Shipping Entities contained herein, to the performance by the Shipping Entities of their respective obligations hereunder, and to each of the following additional terms and conditions:

                    (a)          The Initial Purchasers shall not have discovered and disclosed to the Partnership on or prior to the Closing Date that the Preliminary Offering Memorandum as of the Execution Time or the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact that, in the opinion of Milbank, Tweed, Hadley & McCloy LLP, is material or omits to state a fact that, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                    (b)          All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement and the other Operative Documents, and all other legal matters relating to this Agreement and the transactions contemplated hereby and the Operative Documents, and the other transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum, shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Shipping Entities shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                    (c)          Fulbright & Jaworski L.L.P. shall have furnished to the Initial Purchasers its written opinion, as special counsel to the Issuers, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit B hereto.

                    (d)          Hill, Betts & Nash LLP shall have furnished to the Initial Purchasers its written opinions, as special maritime counsel to the Issuers, addressed to the Initial Purchasers and dated the Closing Date, substantially in the forms of Exhibit C and Exhibit D hereto.

                    (e)          The Initial Purchasers shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Shipping Entities shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

                    (f)          The Initial Purchasers shall have received from PricewaterhouseCoopers LLP a “comfort” letter relating to the Preliminary Offering Memorandum addressed to the Initial Purchasers and dated as of the Execution Time in form and substance satisfactory to the Initial Purchasers, (i) confirming that they are independent registered public accountants within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating with respect to the letter dated the date of the Preliminary Offering Memorandum and with respect to the letter dated the Execution Time (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information presented in the Preliminary Offering Memorandum and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to initial purchasers in connection with offerings similar to the offering of the Securities.

                    (g)          The Initial Purchasers shall have received from PricewaterhouseCoopers LLP a “comfort” letter relating to the Offering Memorandum addressed to the Initial Purchasers and dated the date of the Offering Memorandum in form and substance satisfactory to the Initial Purchasers, (i) confirming that they are independent registered public accountants within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating with respect to the letter dated the date of the Offering Memorandum and with respect to the letter dated the Execution Time (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information presented in the Offering Memorandum and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to initial purchasers in connection with offerings similar to the offering of the Securities.

                    (h)          With respect to the letters of PricewaterhouseCoopers LLP referred to in Section 8(g) hereof and delivered to the Initial Purchasers (for purposes of this Section 8(h) referred to as the “initial letter”), PricewaterhouseCoopers LLP shall have furnished to the Initial Purchasers a letter (for purposes of this Section 8(h), referred to as the “bring-down letter”) of such accountants, addressed to the Initial Purchasers and dated the Closing Date, (i) confirming that they are independent registered public accountants within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as applicable, as of a date not more than five days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information presented in the Offering Memorandum and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                    (i)          Each of the Shipping Entities shall have furnished to the Initial Purchasers a certificate, dated the Closing Date and delivered on behalf of such Shipping Entity by its Chief Executive Officer and its Chief Financial Officer, in form and substance satisfactory to the Initial Purchasers, to the effect that:

          (A)          the representations, warranties and agreements of such Shipping Entity in Section 2 are true and correct as of the Closing Date, such Shipping Entity has complied in all material respects with all of its agreements contained herein and such Shipping Entity has fulfilled all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

          (B)          none of the Issuers, the Guarantors nor any of their respective subsidiaries has sustained, since the date of the latest audited financial statements included in the Preliminary Offering Memorandum and the Offering

Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Preliminary Offering Memorandum and the Offering Memorandum; and, since such date, there has not been any change in the partners’ equity or other ownership interest or long-term debt of the Partnership or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the management, condition, financial or other, partners’ equity or other ownership interests, results of operations, business or prospects of the Partnership and its subsidiaries, taken as a whole otherwise than as set forth or contemplated in the Preliminary Offering Memorandum and the Offering Memorandum; and

          (C)          such officer has carefully examined the Preliminary Offering Memorandum and the Offering Memorandum and, in such officer’s opinion, (A) neither the Preliminary Offering Memorandum, as of the Execution Time, nor the Offering Memorandum as of its date and as of the Closing Date, contained any untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (B) since the Execution Time, no event has occurred which should have been set forth in a supplement or amendment to the Preliminary Offering Memorandum and/or the Offering Memorandum.

                    (j)          Each of the Issuers and each of the Guarantors shall have delivered to the Initial Purchasers a secretary’s certificate reasonably satisfactory to the Initial Purchasers which shall include, but not be limited to, the following documents with respect to such Issuer or Guarantor:  (i) agreement of limited partnership, limited liability company agreement or charter as the case may be, (ii) by-laws or other organizational document, as the case may be, (iii) resolutions authorizing the transactions contemplated hereby, by the other Operative Documents and the other transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum and (iv) certificates of good standing and/or qualification to do business as a foreign corporation in such jurisdictions as the Initial Purchasers may reasonably request.

                    (k)          Subsequent to the Execution Time (i) no downgrading shall have occurred in the rating accorded any Issuer’s or any Guarantor’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s debt securities.

(l) The Securities shall have been designated for trading on the PORTALSM Market.

(m) Each of the Issuers and each of the Guarantors shall have executed and delivered the Registration Rights Agreement, and the Initial Purchasers shall have received duly executed copies thereof.

(n) Each of the Issuers, the Guarantors and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received duly executed copies thereof.

                    (o)          The Issuers shall have applied the net proceeds of the offering of the Securities and the other Transactions as contemplated in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Use of Proceeds,” (it being understood that this condition shall be deemed satisfied to the extent that such application occurs simultaneously with the purchase of, and payment for, the Securities).

                    (p)          All conditions to the effectiveness of the Credit Facilities, the Joint Venture Credit Facility and the Letter of Credit, respectively, including the due authorization, execution and delivery of the Credit Facilities, Joint Venture Credit Facility and the Letter of Credit, respectively (copies of which will be provided to the Initial Purchasers on or before the Closing Date), have been satisfied or will be satisfied on the Closing Date.

                    (q)          The Joint Venture shall have been duly formed and validly existing as a limited liability company under the Delaware Limited Liability Company Act in good standing under the laws of Delaware with full limited liability company power and authority to own or lease its properties and conduct its business as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum.

                    (r)          The Joint Venture shall have received a commitment for $105,000,000 in cash in exchange for its Class A membership interests pursuant to the Joint Venture Agreement and the Partnership shall have deposited $65,000,000 with the Collateral Agent, as contemplated by the Escrow Agreement (it being understood that this condition shall be deemed satisfied to the extent that such cash is received by the Joint Venture simultaneously with the purchase of, and payment for, the Securities), and in each case as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum.

(s) The Partnership shall have executed and delivered the Equity Purchase Agreement, and the Initial Purchasers shall have received duly executed copies thereof.

                    (t)          The Partnership shall have received at least $75,000,000 in gross proceeds (a portion of such gross proceeds may be in the form of a promissory note from the General Partner in an amount equal to its required capital contribution pursuant to the limited partnership agreement of the Partnership) from the consummation of the Private Equity Placement.

                    (u)          There shall exist at and as of the Closing Date, no condition that would constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under any Operative Document as in effect at the Closing Date.

                    (v)          There shall exist at and as of the Closing Date, no condition that would constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under any Shipping Contract as in effect at the Closing Date.

                    (w)          The Initial Purchasers shall have received evidence reasonably satisfactory to it that the Partnership has received an option to terminate its commitment to purchase Vessel No. 4 (as defined under the Bay Contract) pursuant to the Bay Contract.

                    (x)          The Initial Purchasers shall have received evidence reasonably satisfactory to it that the Partnership has received an option to terminate its option to purchase Hull No. 944 (as described in the letter dated February 16, 2006 addressed to the Partnership from Eastern Shipbuilding Group, Inc. (the “Eastern Letter”)) but retained its ability to exercise its option to purchase Hull No. 943 (as described in the Eastern Letter).

                    (y)          None of the Issuers, the Guarantors nor any of their respective subsidiaries has sustained, since the date of the latest audited financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Preliminary Offering Memorandum and the Offering Memorandum; and, since such date, there has not been any material change in the partners’ equity or other ownership interest or long-term debt of the Issuers, the Guarantors or any of their respective subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the management, condition, financial or other, partners’ equity or other ownership interests, results of operations, business or prospects of the Partnership and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Preliminary Offering Memorandum and the Offering Memorandum.

                    (z)          Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of any Issuer or any Guarantor on any exchange or in the over-the-counter market, has been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a material disruption in securities settlement, payment or clearance services in the United States; (iii) a general banking moratorium has been declared by Federal or state authorities; (iv) any attack on, outbreak of hostilities or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the judgment of the Initial Purchasers, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Notes; or (v) the occurrence of any other calamity, crisis (including without limitation as a result of terrorist activities), or material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with offering or delivery of the Notes being delivered on the Closing Date or that, in the judgment of the Initial Purchasers, would materially and adversely affect the financial markets or in the markets for the Notes and other debt securities.

                    (aa)          Each of the Issuers, the Guarantors, the Trustee and the Collateral Agent shall have executed and delivered the Collateral Documents, and the Initial Purchasers shall have received duly executed copies thereof.

                    (bb)          Each of the Issuers, the Guarantors, the Trustee and the Collateral Agent shall have executed and delivered the Intercreditor Agreement, and the Initial Purchasers shall have received duly executed copies thereof.

                    (cc)          Each of the Mortgages is in proper form for recording with the United States Coast Guard National Vessel Documentation Center.  The Mortgage and the Collateral Documents are in a form sufficient to create a Lien on, or a security interest in, all right, title and interest of the Issuers or the Guarantors in the Collateral.

                    (dd)          The Initial Purchasers shall have received evidence in form and substance satisfactory to the Initial Purchasers that all Uniform Commercial Code financing statements (appropriately completed and naming each of the Issuers and Guarantors as debtors and the Collateral Agent as the secured party) and such other instruments or documents to be filed under the Uniform Commercial Code of the applicable jurisdiction as may be necessary or, in the reasonable opinion of the Initial Purchasers, desirable to perfect the security interests created thereunder, have been executed and delivered to the Initial Purchasers in form suitable for filing.  In addition, each of the Issuers and Guarantors shall have taken such other action (including providing evidence that the Collateral Agent shall have “control” (within the meaning of Section 8-106 and Section 9-104, as the case may be, of the Uniform Commercial Code as in effect in the State of New York) of collateral account and any investment property included in the Collateral) as the Initial Purchasers shall have requested in order to perfect the Liens created therein pursuant to the Security Agreement and to preserve the validity thereof.

(ee) The Collateral Agent shall have received:

          (i)          executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any person in any Collateral described in the Collateral Documents previously granted by any person; and

          (ii)          certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Trustee, dated a date reasonably near the Closing Date, listing all effective financing statements which name the Shipping Entities (under their respective present name and any previous names) as the debtors and which are filed in the jurisdictions in which filings were made pursuant to clause (i) above in the case of the Shipping Entities, together with copies of such financing statements (none of which (other than (A) those described in clause (i), if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements described in clause (i) and (B) those filed pursuant to the Credit Facilities) shall cover any Collateral described in the Collateral Documents) unless a termination statement relating thereto or other release of Lien acceptable to the Trustee shall have been executed and delivered to the Trustee; and

          (iii)          in form and substance satisfactory to it, such additional assurances, certificates (including, without limitation, insurance certificates with respect to general liability insurance maintained by the Shipping Entities), documents or consents related to the Collateral as it shall reasonably request (including, without limitation, duly executed assignments of insurance with respect to all insurance required by the Mortgages).

                    (ff)          The Initial Purchasers shall have received evidence, in form and substance satisfactory to them, that the General Partner has committed to contribute (including in the form of a promissory note from the General Partner in an amount equal to its required capital contribution pursuant to the limited partnership agreement of the Partnership) an amount equal to its required capital contribution pursuant to the limited partnership agreement of the Partnership.

                    (gg)          The Initial Purchasers shall have received evidence reasonably satisfactory to it that (i) the ATB Escrow Account has been established with the Escrow Agent, and (ii) that an amount equal to $182,636,000 will be deposited into the ATB Escrow Account on the Closing Date.

(hh) The Initial Purchasers shall have received such other documents as the Initial Purchasers may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

9. Indemnification and Contribution.

                    (a)          Each Shipping Entity, hereby agrees, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Initial Purchaser, director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of any material fact contained (A) in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky application or other document prepared or executed by any Shipping Entity (or based upon any written information furnished by any Shipping Entity) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (C) in any materials or information provided to investors by, or with the approval of, the Shipping Entities in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by Shipping Entities (whether in person or electronically), (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Shipping Entities shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Shipping Entities shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum or the Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, in

reliance upon and in conformity with written information concerning such Initial Purchaser furnished to Issuers through the Initial Purchasers by or on behalf of any Initial Purchaser specifically for inclusion therein.  The foregoing indemnity agreement is in addition to any liability that the Shipping Entities may otherwise have hereunder to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.

                    (b)          Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Shipping Entities, their respective officers and employees, each of their respective directors, and each person, if any, who controls the Shipping Entities within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which any Shipping Entity or any such director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of any material fact contained (A) in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky Application, or (C) in any Marketing Materials or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Issuers by or on behalf of that Initial Purchaser specifically for inclusion therein, and shall reimburse any Shipping Entity and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by any Shipping Entity or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to any Shipping Entity or any such director, officer, employee or controlling person.

                    (c)          Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 9 except to the extent it has been materially prejudiced by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 9.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchasers shall have the right to employ counsel to represent jointly the Initial Purchasers and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against any Shipping Entity under this Section 9 only if, in the reasonable judgment of the Initial Purchasers, it is advisable for the Initial Purchasers and those directors, officers, employees and controlling persons to be jointly represented by more than one separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by any Shipping Entity.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                    (d)          If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Shipping Entities on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Shipping Entities, on the one hand, and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Shipping Entities, on the one hand, and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Shipping Entities on the one hand, and the total underwriting discounts and commissions received by the Initial

Purchasers with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement as set forth on the cover page of the Offering Memorandum.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of any material fact or omission or alleged omission to state any material fact relates to information supplied by the Shipping Entities or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Shipping Entities and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities initially purchased by it were offered to the Eligible Purchasers exceeds the amount of any damages that such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute as provided in this Section 9(d) are several in proportion to their respective underwriting obligations and not joint.

                    (e)          The Initial Purchasers severally confirm and the Issuers and the Guarantors acknowledge that the statements with respect to the offering of the Securities by the Initial Purchasers set forth in the second to last paragraph on the front cover of the Offering Memorandum and, the fifth sentence of the sixth paragraph, the first sentence of the seventh paragraph, the first sentence of the eighth paragraph, the first, second, third and fifth sentences of the tenth paragraph in the section entitled “Plan of Distribution” in the Offering Memorandum are correct and constitute the only information concerning such Initial Purchaser furnished in writing to the Issuers by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

          10.          Defaulting Initial Purchaser.  If, on the Closing Date, an Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchaser shall be obligated to purchase the aggregate principal amount of Securities that the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date; provided, however, that the non-defaulting Initial Purchaser shall not be obligated to purchase any of the Securities on the Closing Date if the aggregate principal amount of Securities that the defaulting Initial Purchaser agreed but failed to purchase on such date exceeds 9.09% of the total aggregate principal amount of Securities to be purchased on the Closing Date, and the non-defaulting Initial Purchaser shall not be obligated to purchase more than 110% of the aggregate principal amount of Securities that it agreed to purchase on the Closing Date pursuant to the terms of Section 3 hereof.  If the foregoing maximums are exceeded, the non-defaulting Initial Purchaser shall have the right, but shall not be obligated, to purchase on the Closing Date, the total aggregate amount of Securities to be purchased on the Closing Date.  If the non-defaulting Initial Purchaser does not elect to purchase the Securities that the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Partnership or any of its subsidiaries, except that the Partnership and the Guarantors will continue to be liable for the payment of expenses to the extent set forth in Sections 7 and 12 hereof.

                    Nothing contained herein shall relieve the defaulting Initial Purchaser of any liability it may have to the Partnership or any Guarantor for damages caused by its default.  If the non-defaulting Initial Purchaser is obligated or agrees to purchase the Securities of the defaulting Initial Purchaser, either the non-defaulting Initial Purchaser or the Partnership may postpone the Closing Date for up to seven full business days in order to effect any changes in the Offering Memorandum or in any other document or arrangement that in the opinion of counsel to the Partnership or counsel to the non-defaulting Initial Purchaser may be necessary.

          11.          Termination.  The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Partnership prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 8(j), (w) and (x) have occurred or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement.

          12.          Reimbursement of Initial Purchasers’ Expenses.  If the Issuers and the Guarantors fail to tender the Securities for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of any Issuer or any Guarantor to perform any agreement on its part to be performed, or because any other condition of the obligations of the Initial Purchasers hereunder required to be fulfilled by any Issuer or any Guarantor is not fulfilled, each Issuer and each Guarantor, jointly and severally, shall reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Securities, and upon demand any Issuer or any Guarantor shall pay the full amount thereof to the Initial Purchasers.  If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Initial Purchasers, the Issuers and the Guarantors shall not be obligated to reimburse any Initial Purchaser on account of such expenses.

          13.          Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

                    (a)          if to any Initial Purchaser, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York  10019, Attention:  Syndicate Department (Fax: (212) 526-0943), with a copy to Milbank, Tweed, Hadley & McCloy LLP, Attention:  John H. Cobb (Fax:  (212) 822-5451), and with a copy, in the case of any notice pursuant to Section 9(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, New York, New York  10022;

                    (b)          if to any Issuer or Guarantor, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to U.S. Shipping Partners L.P., 399 Thornall Street, 8th Floor, Edison, New Jersey 08837 Attention:  Chairman (Fax:  (732) 635-1918, with a copy to Fulbright & Jaworski LLP, 666 Fifth Avenue, New York, New York 10103, Attention:  Paul Jacobs (Fax:  (212) 318-3400);

provided, however, that any notice to the Initial Purchasers pursuant to Section 9(c) shall be delivered or sent by hand delivery, mail, telex or facsimile transmission to each such Initial Purchaser at its address set forth in its acceptance telex, overnight courier to Lehman Brothers Inc., which address will be supplied to any other party hereto by Lehman Brothers Inc. upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Partnership shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers Inc.

          14.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Shipping Entities and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Shipping Entities contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Initial Purchasers and any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act and (B) the indemnity agreement of each of the Shipping Entities contained in Section 9(a) of this Agreement shall be deemed for the benefit of the directors, officers and employees of the Initial Purchasers and any person controlling the Initial Purchasers within the meaning of Section 15 of the Act; and (C) the indemnity agreement of the Initial Purchasers contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of each of the Shipping Entities and any person controlling the Shipping Entities within the meaning of Section 15 of the Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14 hereof, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          15.          Survival.  The respective indemnities, representations, warranties and agreements of the Shipping Entities and the Initial Purchasers contained in this Agreement or made by or on behalf of any of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

          16.          Definition of the Term “Business Day” and “Subsidiary.”  For purposes of this Agreement, (a) ”business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “subsidiary” has the meaning given to the term “wholly-owned subsidiary” set forth in Rule 405 of the rules and regulations.

          17.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflict of law or choice of laws thereof.

          18.          Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          19.          Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                    If the foregoing correctly sets forth the agreement among the Shipping Entities and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

U.S. SHIPPING PARTNERS L.P.

By:	US Shipping General Partner LLC, its general partner

By	/s/

Name:
Title:

U.S. SHIPPING FINANCE CORP.

By	/s/

Name:
Title:

U.S. SHIPPING OPERATING LLC
USS ATB 1 LLC
USS ATB 2 LLC
USS CHARTERING LLC
USS M/V HOUSTON LLC
USS PRODUCT MANAGER LLC
ITB BALTIMORE LLC
ITB GROTON LLC
ITB JACKSONVILLE LLC
ITB MOBILE LLC
ITB NEW YORK LLC
ITB PHILADELPHIA LLC
USCS ATB LLC
USCS CHEMICAL PIONEER INC.
USCS CHEMICAL CHARTERING LLC
USCS CHARLESTON CHARTERING LLC
USCS CHARLESTON LLC
USCS SEA VENTURE LLC

By	/s/

Name:
Title:

Accepted:

LEHMAN BROTHERS INC.
CIBC WORLD MARKETS CORP.

By	LEHMAN BROTHERS INC., as Authorized Representative

By	/s/

Name:
Title:

SCHEDULE I

Initial Purchasers	Principal Amount of Notes to be Purchased

Lehman Brothers Inc.	$60,000,000
CIBC World Markets Corp.	$40,000,000

Total	$100,000,000

SCHEDULE II

U.S. SHIPPING OPERATING LLC (Delaware)
USS ATB 1 LLC (Delaware)
USS ATB 2 LLC (Delaware)
USS CHARTERING LLC (Delaware)
USS M/V HOUSTON LLC (Delaware)
USS PRODUCT MANAGER LLC (Delaware)
ITB BALTIMORE LLC (Delaware)
ITB GROTON LLC (Delaware)
ITB JACKSONVILLE LLC (Delaware)
ITB MOBILE LLC (Delaware)
ITB NEW YORK LLC (Delaware)
ITB PHILADELPHIA LLC (Delaware)
USCS ATB LLC (Delaware)
USCS CHEMICAL PIONEER INC. (Delaware)
USCS CHEMICAL CHARTERING LLC (Delaware)
USCS CHARLESTON CHARTERING LLC (Delaware)
USCS CHARLESTON LLC (Delaware)
USCS SEA VENTURE LLC (Delaware)

SCHEDULE III

ITB Baltimore (Tug)(Official Number: 654191)

ITB Baltimore (Barge)(Official Number: 654194)

ITB Groton (Tug) (Official Number: 647320)

ITB Groton (Barge) (Official Number: 632268)

ITB Jacksonville (Tug) (Official Number: 631787)

ITB Jacksonville (Barge) (Official Number: 631788)

ITB Mobile (Tug) (Official Number: 654193)

ITB Mobile (Barge) (Official Number: 654196)

ITB New York (Tug) (Official Number: 648935)

ITB New York (Barge) (Official Number: 648934)

ITB Philadelphia (Tug) (Official Number: 654192)

ITB Philadelphia (Barge) (Official Number: 654195)

Charleston (Official Number: 658493)

Chemical Pioneer (Official Number: 661060)

M/V Houston (Official Number: 684689)

Sea Venture (Official Number: 659954)

Exhibit A

Form of Registration Rights Agreement

Exhibit B

Partnership Counsel Opinion

(pursuant to Section 8(c) of the Purchase Agreement)

Capitalized terms are used as defined in the Purchase Agreement.

          (i)          The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with full partnership power and authority to own or lease its properties and to conduct its business as described in the Preliminary Offering Memorandum and the Offering Memorandum.  The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this opinion.

          (ii)          U.S. Shipping Finance Corp. has been duly formed and is validly existing in good standing as a corporation under the Delaware General Corporation Law with full corporate power and authority to own or lease its properties and to conduct its business as described in the Preliminary Offering Memorandum and the Offering Memorandum.  U.S. Shipping Finance Corp. is duly registered or qualified as a foreign corporation for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this opinion.

          (iii)          Each of the Guarantors has been duly formed and is validly existing in good standing as a limited liability company or corporation under the Delaware Limited Liability Company Act or Delaware General Corporation Law with full limited liability company or corporate power and authority, as the case may be, to own or lease its properties and to conduct its business as described in the Preliminary Offering Memorandum and the Offering Memorandum.  Each Guarantor is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this opinion.

          (iv)          The Joint Venture has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act with full limited liability company power and authority to own or lease its properties and to conduct its business as described in the Preliminary Offering

Memorandum and the Offering Memorandum.  The Joint Venture is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this opinion.

          (v)          No registration under the Act of the Securities is required for the sale of the Securities to you as contemplated hereby or for the Exempt Resales, assuming the accuracy of the Shipping Entities’ and the Initial Purchasers’ representations contained in the Purchase Agreement.

          (vi)          All of the issued common and subordinated partnership units of the Partnership (including, without limitation, the common partnership units of the Partnership issued in connection with the Private Equity Placement) have been duly authorized and validly issued and are fully paid and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and otherwise by matters); and all of the issued shares of capital stock or member interests, as the case may be, of each subsidiary of the Partnership have been duly authorized and validly issued and are fully paid (in the case of subsidiaries that are limited liability companies, to the extent required under its limited liability company agreement), non-assessable (except as such non-assessability may be affected by Section 18-607 and 18-804 of the Delaware LLC Act and otherwise by matters) and are owned directly or indirectly by the Partnership, free and clear of all Liens (except as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum and those Liens created by or arising under the Delaware LLC Act (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming its parent as debtor is on file, based on a search report as of a recent date in the Office of the Secretary of State of Delaware or (ii) otherwise known to us without investigation).

          (vii)          All of the issued membership interests of the Joint Venture have been duly authorized and validly issued and, upon payment in full of the capital contributions in accordance with the Joint Venture Agreement, will be fully paid and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act and otherwise by matters).

          (viii)          None of the Shipping Entities is, nor after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Preliminary Offering Memorandum and the Offering Memorandum, will be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

          (ix)          To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened to which any Shipping Entity is a party or to which any of their respective properties is subject that are required to be described in the Preliminary Offering Memorandum and the Offering Memorandum pursuant to the Act but are not so described as required or incorporated by reference therein and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Preliminary Offering Memorandum and the Offering Memorandum that are not described or filed as required by the Act.

          (x)          The statements set forth in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Notes, the Guarantees, the Indenture and the Registration Rights Agreement, and under the captions “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Party Transactions,” “Description of Other Indebtedness,” “United States Federal Income Tax Considerations,” and “Plan of Distribution”, insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, fairly summarize, in all material respects, the portions of the agreements and the portions of the statutes and regulations addressed thereby; provided, however, that such counsel need express no opinion with respect to statistical and market-related, customer-related and industry-related data or statements regarding capacity utilization relating to such agreements.

          (xi)          Each of the Shipping Entities has all requisite partnership, limited liability company or corporate power and authority, as the case may be, to enter into the Operative Documents to the extent a party thereto.

          (xii)          The Notes have been duly authorized, executed and delivered by each of the Issuers, and when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Notes will constitute the valid and legally binding obligations of each of the Issuers, entitled to the benefits of the Indenture, and enforceable against each of the Issuers in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (xiii)          The Exchange Notes have been duly authorized by the Issuers, and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for in accordance with the terms of the Indenture, will be the legally valid and binding obligations of each of the Issuers, entitled to the benefits of the Indenture, and enforceable against each of the Issuers in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (xiv)          The Guarantees have been duly authorized, executed and delivered by each of the Guarantors, and assuming the Notes have been authenticated in accordance with the provisions of the Indenture and issued and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Guarantees endorsed thereon constitute the valid and legally binding obligations of each of the Guarantors, entitled to the benefits of the Indenture, and enforceable against each of the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (xv)          The Exchange Guarantees have been duly authorized by each of the Guarantors and, when executed and delivered by that Guarantor and when the Exchange Notes on which such Exchange Guarantees have been endorsed and have been duly executed by the Issuers and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Indenture, the Exchange Guarantee of each Guarantor (assuming the due authorization, execution and delivery of the Exchange Notes by the Issuers) will constitute the valid and binding obligations of that Guarantor, enforceable against that Guarantor in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(xvi) The Purchase Agreement has been duly authorized, executed and delivered by each of the Shipping Entities.

          (xvii)          The Indenture has been duly authorized, executed and delivered by each of the Issuers and each of the Guarantors and, assuming the due authorization, execution and delivery thereof by the Trustee, is the valid and legally binding agreement of each of the Issuers and each of the Guarantors, enforceable against each of the Issuers and each of the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law), and as to rights of indemnification and contribution, by principles of public policy; no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Securities or in connection with the Exempt Resales.

          (xviii)          The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Issuers and each of the Guarantors and, assuming the due execution and delivery thereof by the Initial Purchasers, is the valid and legally binding agreement of each of the Issuers and each of the Guarantors, enforceable against each of the Issuers and each of the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law), and, as to rights of indemnification and contribution, by principles of public policy.

          (xix)          The Credit Facilities have been duly executed and delivered by each of the Issuers and each of the Guarantors and, assuming the due authorization, execution and delivery of the lenders and agents party thereto, is the valid and legally binding agreement of each of the Issuers and each of the Guarantors, enforceable against each of the Issuers and each of the Guarantors in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) as to rights of indemnification and contribution, by principles of public policy and, as to rights of indemnification and contribution, by principals of public policy.

          (xx)          The Equity Purchase Agreement has been duly executed and delivered by the Partnership and, assuming the due authorization, execution and delivery of the initial purchasers party thereto, is the valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) as to rights of indemnification and contribution, by principles of public policy and, as to rights of indemnification and contribution, by principals of public policy.

          (xxi)          The Indenture complies as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

          (xxii)          No permit, consent, approval, authorization, order, registration, filing or qualification of or with any governmental authority under the Delaware Limited Partnership Act, the Delaware Limited Liability Company Act, the Delaware General Corporation Law, federal law or the laws of the State of New York is required in connection with the offering, issuance and sale by the Partnership of the Securities, the execution, delivery and performance of the Purchase Agreement and the Operative Documents by each of the Issuers and each of the Guarantors party thereto, or the consummation by the Issuers and the Guarantors of the Transactions on the Closing Date, except for (A) the filing of any Registration Statement by the Partnership with the Commission pursuant to the Act as required by the Registration Rights Agreement, qualification of the Indenture under the TIA in connection with the issuance of the Exchange Notes, (B) the filing of a registration statement by the

Partnership with the Commission pursuant to the Act as required by the registration rights agreement executed pursuant to the Equity Purchase Agreement, (C) such consents, approvals, authorizations, registrations, filings or qualifications required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers and the issuance and sale of the securities issued in the Equity Private Placement, (D) such consents that have been, or prior to the Closing Date will be, obtained, (E) such consents and filings as may be required to perfect Liens under, and to enforce remedies under, the Credit Facilities, the Indenture and the Collateral Documents and (F) such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

          (xxiii)          None of the issue and sale of the Securities by each of the Issuers and each of the Guarantors nor the execution, delivery, performance and compliance by of the Issuers and each of the Guarantors with all of the provisions of this Agreement and the other Operative Documents nor the consummation of the transactions contemplated hereby and thereby nor the other transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum (i) conflicts or will conflict with or constitutes or will constitute a violation of any agreement of limited partnership, limited liability company agreement, certificate of incorporation or bylaws or other organized documents of any Issuer, Guarantor or any of their subsidiaries, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of or a default (or an event that, with notice or lapse of time or both would constitute such a default) under any indenture, contract, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Partnership or any of its subsidiaries is a party or by which any of them or any of their respective properties may be bound and that is filed as an exhibit with the Commission, (iii) violates or will violate any statute, law or regulation, or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over the Partnership or any of its subsidiaries or any of their respective properties known to us, in a proceeding to which any of them or their property is a party, (iv) results or will result in the creation or imposition of any Lien, charge or encumbrance upon any property or assets of the Partnership or any of its subsidiaries (except pursuant to or as contemplated by the terms of the Indenture, the collateral Documents, the Credit Facilities and the Joint Venture Credit Facilities, in each case, as described in the Preliminary Offering Memorandum and the Offering Memorandum), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or

(iv) would, individually or in the aggregate, have a Material Adverse Effect.

          (xxiv)          Each of the Shipping Entities has all requisite partnership, limited liability company or corporate power and authority, as the case may be, to enter into the Collateral Documents to the extent a party thereto.

          (xxv)          Each of the Collateral Documents has been duly authorized, executed and delivered by each of the Issuers and each of the Guarantors and, assuming the due authorization, execution and delivery thereof by the parties thereto, is the valid and legally binding agreement of each of the Issuers and each of the Guarantors, enforceable against each of the Issuers and each of the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (xxvi)          The Intercreditor Agreement has been duly authorized, executed and delivered by each of the Issuers and each of the Guarantors and, assuming the due authorization, execution and delivery thereof by the parties thereto, is the valid and legally binding agreement of each of the Issuers and each of the Guarantors, enforceable against each of the Issuers and each of the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law), and as to rights of indemnification and contribution, by principles of public policy.

          (xxvii)          The Collateral Control Agreement has been duly authorized, executed and delivered by each of the Issuers and each of the Guarantors and, assuming the due authorization, execution and delivery thereof by the parties thereto, is the valid and legally binding agreement of each of the Issuers and each of the Guarantors, enforceable against each of the Issuers and each of the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law), and as to rights of indemnification and contribution, by principles of public policy.

          (xxviii)          The Security Agreement is effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Security Agreement), as security for the Secured Obligations (as defined in the Security Agreement) a valid security interest in the Collateral defined therein in which a security interest may be created under Article 9 of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

          (xxix)          The Collateral Control Agreement will create, in favor of the Collateral Agent, a valid security interest to the extent governed under the Uniform Commercial Code as in effect in the State of New York and/or 31 C.F.R. Part 357 in the Accounts (as defined in the Collateral Control Agreement) and in the security entitlements with respect to the “financial assets” (as defined in Section 8-102 of the Uniform Commercial Code as in effect in the State of New York), as are from time to time credited to the Accounts maintained by the Securities Intermediary (as defined in the Collateral Control Agreement).

          (xxx)          Pursuant to Sections 9-314 and 9-106 of the Uniform Commercial Code as in effect in the State of New York, after the expiration of the First Obligation Period (as defined in the Collateral Control Agreement), the security interests of the Collateral Agent in the Accounts and the security entitlements to the financial assets (as defined in Section 8-102 of the New York UCC), from time to  time credited to the Accounts, are perfected by “control” (as defined in Section 8-106 of the New York UCC).

          In addition, such counsel shall state that during the course of preparing the Preliminary Offering Memorandum and the Offering Memorandum, such counsel participated in conferences with officers and other representatives of the Partnership, the Partnership’s independent public accountants, the Initial Purchasers and their counsel, at which the contents of the Preliminary Offering Memorandum and the Offering Memorandum were discussed, and while such counsel has not independently verified and is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements made in the Preliminary Offering Memorandum and the Offering Memorandum except as explicitly set forth above (and relying to a large extent on officers of the Partnership with respect to any determination of materiality), no facts have come to the attention of such counsel which cause it to believe that either the Preliminary Offering Memorandum as of the Execution Time or

the Offering Memorandum as of its date and as of the Closing Date (in each case, other than the financial statements, financial data and statistical data as to which such counsel shall make no statement) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Exhibit C

Maritime Counsel Opinion

(pursuant to Section 8(d) of the Purchase Agreement)

Capitalized terms are used as defined in the Purchase Agreement

                    1.          Each of the Vessels is duly documented under the laws of the United States in the name of ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USCS Chemical Pioneer LLC, USCS Charleston LLC, USS M/V Houston LLC and USCS Sea Venture LLC (collectively, the “Owners”), respectively, as sole owners thereof, free and clear of all Liens and encumbrances of record except as set forth in Annex A.

                    2.          Each of the Owners qualifies as a U.S. Citizen within the meaning of Section 2 of the Shipping Act 1916, as amended, for the purpose of owning and operating vessels in the coastwise trade of the United States in accordance with the provisions of Section 27 of the Merchant Marine Act 1920, as amended.

                    3.          Each of the Owners has all necessary authority under the federal admiralty and maritime laws of the United States to own and operate the Vessels in the United States coastwise and registry trades.

                    4.          The statements set forth in the Preliminary Offering Memorandum and the Offering Memorandum under the captions “Summary,” “Risk Factors – Risks Inherent In Our Business, “ “– Risks Related To Our Ownership Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Our Business,” “– Our Fleet” and “– Oil Pollution Act of 1990,” and “Business – Regulation” and “–Coastwise Laws”, insofar as they purport to describe the provisions of the admiralty and maritime laws, regulations and rules referred to therein, are accurate in all material respects.

                    5.          Each of (A) the issuance and sale of the Notes by the Issuers, (B) the issuance of the Guarantees by the Guarantors, (C) the execution and delivery by the Shipping Entities, as the case may be, of the Operative Documents and the consummation of the transactions contemplated thereby, and (D) the ownership by the Shipping Master of a member interest in the General Partner, the ownership by the General Partner of a member interest in the Partnership and the ownership by the Partnership of member interests in each of the Guarantors does not result in any violation of the general admiralty and maritime laws of the United States, including but not limited to Titles 33 and 46 of the United States Code applicable to any of the Shipping Entities.

                    6.          Under the general admiralty and maritime laws of the United States, including but not limited to Titles 33 and 46 of the United States Code, no consent, notice, approval, authorization, order, registration or qualification of, to or with any United States court or governmental agency or body is required for (A) the issuance and sale of the Notes by the Issuers, (B) the issuance of the Guarantees by the Guarantors, (C) the execution and delivery by the relevant Shipping Entities, as the case may be, of the Operative Documents, or (D) the consummation of the transactions contemplated by the foregoing, except such consents, notices, approvals, authorizations, orders, registrations and qualifications respecting registration, documentation, inspection and operation of the Vessels required generally to be maintained by owners and/or operators of vessels in the United States coastwise and registry trades, which consents, notices, approvals, authorizations, orders, registrations and qualifications such counsel has no reason to believe have not and will not be obtained in the ordinary course of business and the failure of which to obtain would not have a Material Adverse Effect.

                    7.          Each of the Shipping Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (collectively, “permits”) under the United States federal admiralty and maritime laws, including without limitation the Secretary of Transportation, or the laws of the State of New York as are necessary to own or lease its properties and to conduct its business in the manner described in the Preliminary Offering Memorandum and the Offering Memorandum, subject to such qualifications as may be set forth in the Preliminary Offering Memorandum and the Offering Memorandum and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect.

                    8.          No permit, consent, approval, authorization, order, registration, filing or qualification with any governmental authority under the United States federal admiralty and maritime laws, including without limitation the Secretary of Transportation, or the laws of the State of New York is required for the performance of any Operative Document by any of the Owners party thereto or the consummation by any of the Owners of the transactions contemplated by the Operative Document, except such consents, notices, approvals, authorizations, orders, registrations, and qualifications respecting operation of the vessels required generally to be maintained by owners and/or operators of vessels in the United States coastwise and registry trades, which consents, notices, approvals, authorizations, orders, registrations and qualifications such counsel has no reason to believe have not been and will not be obtained in the ordinary course of business and the failure of which to obtain would not have a Material Adverse Effect.

                    Such counsel may rely in respect of matters of fact upon certificates of public officials and officers of the Partnership.

Exhibit D

Maritime Counsel Opinion

(pursuant to Section 8(d) of the Purchase Agreement)

Capitalized terms are used as defined in the Purchase Agreement

                    1.          Each Vessel is duly documented in the name of the respective Owner free and clear of all Liens, charges or other encumbrances of record, other than (i) the First Mortgage (as defined in the respective Mortgage), and (ii) the Mortgage, which Mortgage will be recorded by the United States Coast Guard as a preferred mortgage covering the respective Vessel.

                    2.          No consent, approval, order or authorization of, giving notice to registration with, or taking of any other action in respect of, any United States federal governmental authority or agency is required under the provisions of any United States federal maritime or New York maritime law, rule or regulation for the execution and delivery by each Owner or of the performance by each Owner or the carrying out by each Owner of the transactions contemplated by each respective Mortgage, except for the recording of the Mortgage as provided in Paragraph 4 and such consents, approvals, orders or authorization respecting the operation of the Vessels required generally to be maintained by owners and operators of vessels in the United States coastwise and registry trades, which consents, approvals, orders, or authorizations such counsel has no reason to believe have not and will not be obtained in the ordinary course of business.

                    3.          The execution and delivery of, and the performance by each Owner of its obligations under each respective Mortgage does not contravene the provisions of any United States federal maritime or New York maritime law, rule or regulation, applicable to each Owner.

                    4.          Each of the Mortgages has been duly executed and delivered by the respective Owners, each Mortgage is to be duly filed at the United States Coast Guard, National Vessel Documentation Center (“NVDC”) (the only place in which such filing is necessary) within five (5) business days from the date hereof.  When each Mortgage has been duly recorded at the NVDC, each Mortgage will constitute a “preferred mortgage” on the respective Vessel listed on Schedule A hereto in favor of the Collateral Agent under 46 U.S.C. §31322 et seq, having the effect and with the priority provided in the respective Mortgage; and no other recording or periodic re-recording or filing or periodic refiling of each Mortgage or any other act with respect to each Mortgage is necessary continue the lien of each Mortgage in favor of the Collateral Agent.

                    Such counsel may rely in respect of matters of fact upon certificates of public officials and officers of the Partnership.

Exhibit E

Pricing Supplement

Annex A

Vessel Liens and Encumbrances